Exhibit 99

Contact Info:    James A. Marcotte, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5614

Enterprise Bancorp, Inc. Announces Second Quarter 2015 Net Income of $3.5 Million, Continued Loan and Deposit Growth
LOWELL, Mass., July 23, 2015 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announces net income for the three months ended June 30, 2015 of $3.5 million, an increase of $201 thousand, or 6%, compared to the same three-month period in 2014. Diluted earnings per share were $0.34 for the three months ended June 30, 2015, an increase of 6% compared to the same three-month period in 2014. Net income for the six months ended June 30, 2015 amounted to $7.1 million, an increase of $315 thousand, or 5%, compared to the same six-month period in 2014. Diluted earnings per share were $0.69 for the six-month period ended June 30, 2015, an increase of 3%, compared to same period in 2014.

As previously announced on July 21, 2015, the Company declared a quarterly dividend of $0.125 per share to be paid on September 1, 2015 to shareholders of record as of August 11, 2015. The 2015 dividend rate represents a 4.2% increase over the 2014 dividend rate.

Chief Executive Officer Jack Clancy commented, “We have had strong growth in 2015, particularly in the second quarter. For the first six months of 2015, loans have increased $64 million, or 4%, and deposits, excluding brokered deposits, have increased $157 million, or 9%. Assets, loans and deposits have increased by 12%, 9%, and 11%, respectively, compared to a year ago. We also continued to show growth in all of our business lines including insurance, cash management, and our wealth management and trust business as we continue to provide competitive solutions to meet our customers’ financial needs. This growth positions us well as we enter the second half of 2015.”

Founder and Chairman of the Board George Duncan commented, “Our growth continues to be driven by the collective efforts and contributions of our dedicated Enterprise team, active community involvement, relationship building and a customer-focused mindset, market expansion, and ongoing enhancement of our state-of-the-art product and service offerings. Our comprehensive services include commercial lending, cash management, digital banking, wealth management, trust services, and insurance services. Strategically, our focus remains on organic growth and continually planning for and investing in our future.”

Results of Operations
The Company’s 2015 growth contributed to increases in quarterly and year-to-date net interest income, non-interest income, and non-interest expenses, as compared to the same periods in 2014. Quarter and year-to-date net income in 2015 was also impacted by increases in net gains on sales of investment securities and the provision for loan losses compared to the same 2014 periods. The current year-to-date period also included one-time expenses related to the redemption, in March 2015, of the Trust Preferred Securities issued in 2000.

Net interest income for the three months ended June 30, 2015 amounted to $19.0 million, an increase of $1.5 million, or 9%, compared to the same period in 2014. Net interest income for the six months ended June 30, 2015 amounted to $37.4 million, an increase of $3.1 million, or 9%, compared to the same period in 2014. The increase in net interest income was due primarily to loan growth, partially offset by a decrease in tax equivalent net interest margin (“margin”). Average loan balances (including loans held for sale) increased $137.0 million and $142.7 million for the three and six months ended June 30, 2015, respectively, compared to the same 2014 period averages. Net interest margin was 3.93% for the quarter ended June 30, 2015, which is down from the quarterly margin of 4.04% for the three months ended June 30, 2014. The March 31, 2015 quarterly margin was 3.95%. Margin was 3.94% for the six months ended June 30, 2015, compared to 4.03% for the six months ended June 30, 2014.

For the three months ended June 30, 2015 and 2014, the provision for loan losses amounted to $1.2 million and $200 thousand, respectively. The year-to-date provision for loan losses amounted to $1.9 million and $400 thousand for 2015 and 2014, respectively. The increase in the 2015 provision was primarily due to additional specific reserves on impaired commercial loans and commercial loan charge-offs. In determining the provision for the allowance for loan losses, management takes into consideration the level of loan growth and an estimate of credit risk, which includes such items as adversely classified and non-performing loans, the estimated specific reserves needed for impaired loans, the level of net charge-offs, and the estimated impact of current economic conditions on credit quality. Loan growth for the six months ended June 30, 2015 was $63.9 million compared to $67.3 million during the six months ended June 30, 2014. Total non-performing loans as a percentage of total loans declined to 0.92% at June 30, 2015, compared to 1.13% at June 30, 2014. The balance of the allowance for loan losses allocated to impaired loans amounted to $2.6 million at June 30, 2015, compared to $2.9 million at June 30, 2014. For the six months ended June 30, 2015, the Company recorded net charge-offs of $809 thousand compared to $839 thousand in net charge-offs for the same period ended June 30, 2014. The majority of the 2014 charge-offs were previously allocated specific reserves on commercial relationships which contributed to the lower provision for loan losses in 2014. The allowance for loan losses to total loans ratio was 1.62% at both June 30, 2015 and December 31, 2014, compared to 1.67% at June 30, 2014.
Non-interest income for the three months ended June 30, 2015 amounted to $3.9 million, an increase of $628 thousand, or 19%, compared to the same period in 2014. Non-interest income for the six months ended June 30, 2015 amounted to $7.9 million, an increase of $1.2 million, or 18%, compared to the same period in 2014. The increase in non-interest income was primarily due to increases in net gains on the sales of investment securities and to a lesser extent, increased miscellaneous other income, which was primarily impacted by higher loan prepayment fees. Year-to-date non-interest income also benefited from increases in investment advisory fee income and gains on loan sales, as well as gains on sales of other real estate owned (OREO), partially offset by the net loss on the Company’s Capital Trust subsidiary due to the write-off of debt issuance costs related to the redemption of Trust Preferred Securities (Subordinated Debt) in March 2015.

Non-interest expense for the quarter ended June 30, 2015 amounted to $16.3 million, an increase of $822 thousand, or 5%, compared to the same period in the prior year. For the six months ended June 30, 2015, non-interest expense amounted to $32.5 million, an increase of $2.2 million, or 7%, over the same period in the prior year. These increases primarily were due to increases in salaries and benefits and occupancy expenses, mainly resulting from the Company’s strategic growth initiatives, partially offset by a decrease in audit, legal and other professional costs. Year-to-date non-interest expense was also impacted by higher technology and advertising costs associated with the Company’s strategic growth initiatives, and higher miscellaneous other expenses primarily due to the prepayment fees associated with the redemption of the Trust Preferred Securities, partially offset by lower investment advisory and custodial expenses.

Key Financial Highlights

▪
Total assets amounted to $2.17 billion at June 30, 2015, as compared to $2.02 billion at December 31, 2014, an increase of $148.2 million, or 7%. Since March 31, 2015, total assets have increased $101.7 million, or 5%.

▪
Total loans amounted to $1.74 billion at June 30, 2015, compared to $1.67 billion at December 31, 2014, an increase of $63.9 million, or 4%, since December 31, 2014. Since March 31, 2015, total loans have increased $54.4 million, or 3%.

▪
Total deposits, excluding brokered deposits, were $1.84 billion at June 30, 2015, as compared to $1.68 billion at December 31, 2014, an increase of $156.7 million, or 9%. Since March 31, 2015, total deposits, excluding brokered deposits have increased $94.2 million, or 5%. Brokered deposits were $119.4 million at both June 30, 2015 and March 31, 2015, compared to $85.2 million at December 31, 2014.

▪
Investment assets under management amounted to $709.3 million at June 30, 2015, as compared to $674.6 million at December 31, 2014, an increase of $34.7 million, or 5%. The increase since year end is attributable primarily to asset growth from new business in the first quarter of 2015. Since March 31, 2015, investment assets under management have increased $1.5 million.

▪
Total assets under management amounted to $2.95 billion at June 30, 2015, compared to $2.76 billion at December 31, 2014, an increase of $186.2 million, or 7%. Since March 31, 2015, total assets under management have increased $105.0 million, or 4%.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, and deposit and cash management services. The Company also offers investment advisory and wealth management, trust, and insurance services. The Company’s headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company’s primary market area is the greater Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire towns of Derry, Hudson, Nashua, Pelham and Salem.

This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition. For more information about these factors, please see our reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	June 30, 2015	December 31, 2014	June 30, 2014
Assets
Cash and cash equivalents:
Cash and due from banks	$55,172	$30,044	$51,637
Interest-earning deposits	60,489	10,102	17,114
Total cash and cash equivalents	115,661	40,146	68,751
Investment securities at fair value	260,969	245,065	214,845
Federal Home Loan Bank stock	4,239	3,357	3,357
Loans held for sale	1,325	2,371	2,431
Loans, less allowance for loan losses of $28,162 at June 30, 2015, $27,121 at December 31, 2014, and $26,528 at June 30, 2014	1,708,384	1,645,483	1,564,875
Premises and equipment	30,461	30,370	29,193
Accrued interest receivable	6,880	6,733	6,101
Deferred income taxes, net	13,570	12,852	12,984
Bank-owned life insurance	16,516	16,315	16,116
Prepaid income taxes	778	770	840
Prepaid expenses and other assets	6,038	13,110	8,099
Goodwill	5,656	5,656	5,656
Total assets	$2,170,477	$2,022,228	$1,933,248
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$1,959,498	$1,768,546	$1,746,794
Borrowed funds	1,316	58,900	484
Subordinated debt	14,815	10,825	10,825
Accrued expenses and other liabilities	22,287	16,441	15,092
Accrued interest payable	253	566	551
Total liabilities	1,998,169	1,855,278	1,773,746
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock $0.01 par value per share; 20,000,000 shares authorized; 10,343,351 shares issued and outstanding at June 30, 2015 (including 147,421 shares of unvested participating restricted awards), 10,207,943 shares issued and outstanding at December 31, 2014 (including 157,694 shares of unvested participating restricted awards), and 10,137,443 shares issued and outstanding at June 30, 2014 (including 160,521 shares of unvested participating restricted awards)	103	102	101
Additional paid-in capital	59,317	57,130	55,068
Retained earnings	110,517	105,951	100,558
Accumulated other comprehensive income	2,371	3,767	3,775
Total stockholders’ equity	172,308	166,950	159,502
Total liabilities and stockholders’ equity	$2,170,477	$2,022,228	$1,933,248

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(Dollars in thousands, except per share data)	2015	2014	2015	2014
Interest and dividend income:
Loans and loans held for sale	$18,957	$17,707	$37,531	$34,883
Investment securities	1,223	1,051	2,448	2,073
Other interest-earning assets	43	22	75	55
Total interest and dividend income	20,223	18,780	40,054	37,011
Interest expense:
Deposits	1,019	1,025	2,011	2,026
Borrowed funds	1	8	22	30
Subordinated debt	233	295	605	589
Total interest expense	1,253	1,328	2,638	2,645
Net interest income	18,970	17,452	37,416	34,366
Provision for loan losses	1,225	200	1,850	400
Net interest income after provision for loan losses	17,745	17,252	35,566	33,966
Non-interest income:
Investment advisory fees	1,209	1,145	2,386	2,249
Deposit and interchange fees	1,214	1,261	2,368	2,459
Income on bank-owned life insurance, net	101	106	201	214
Net gains on sales of investment securities	456	127	1,356	615
Gains on sales of loans	128	75	284	148
Other income	784	550	1,330	1,058
Total non-interest income	3,892	3,264	7,925	6,743
Non-interest expense:
Salaries and employee benefits	10,098	9,324	19,679	18,398
Occupancy and equipment expenses	1,749	1,597	3,709	3,293
Technology and telecommunications expenses	1,378	1,334	2,795	2,596
Advertising and public relations expenses	809	771	1,539	1,357
Audit, legal and other professional fees	382	492	741	841
Deposit insurance premiums	297	289	590	554
Supplies and postage expenses	252	255	510	519
Investment advisory and custodial expenses	89	128	135	266
Other operating expenses	1,213	1,255	2,779	2,446
Total non-interest expense	16,267	15,445	32,477	30,270
Income before income taxes	5,370	5,071	11,014	10,439
Provision for income taxes	1,855	1,757	3,879	3,619
Net income	$3,515	$3,314	$7,135	$6,820

Basic earnings per share	$0.34	$0.33	$0.69	$0.68
Diluted earnings per share	$0.34	$0.32	$0.69	$0.67

Basic weighted average common shares outstanding	10,331,485	10,124,372	10,287,509	10,077,502
Diluted weighted average common shares outstanding	10,394,496	10,204,976	10,352,730	10,162,187

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

(Dollars in thousands, except per share data)	At or for the six months ended June 30, 2015	At or for the year ended December 31, 2014	At or for the six months ended June 30, 2014

BALANCE SHEET AND OTHER DATA
Total assets	$2,170,477	$2,022,228	$1,933,248
Loans serviced for others	67,337	64,122	68,174
Investment assets under management	709,292	674,604	697,688
Total assets under management	$2,947,106	$2,760,954	$2,699,110

Book value per share	$16.66	$16.35	$15.73
Dividends paid per common share	$0.25	$0.48	$0.24
Total capital to risk weighted assets*	11.48%	11.27%	11.30%
Tier 1 capital to risk weighted assets*	9.32%	9.93%	9.94%
Tier 1 capital to average assets*	7.94%	8.41%	8.59%
Common equity tier 1 capital to risk weighted assets*	9.32%	N/A	N/A
Allowance for loan losses to total loans	1.62%	1.62%	1.67%
Non-performing assets	$16,004	$17,997	$18,068
Non-performing assets to total assets	0.74%	0.89%	0.93%

INCOME STATEMENT DATA (annualized)
Return on average total assets	0.70%	0.76%	0.74%
Return on average stockholders’ equity	8.43%	9.20%	8.85%
Net interest margin (tax equivalent)	3.94%	4.02%	4.03%

* Capital ratios for 2015 are based on the Basel III regulatory capital framework implemented at the beginning of 2015.